AXIS Capital Holdings Limited

INVESTOR FINANCIAL SUPPLEMENT

FIRST QUARTER 2019

AXIS Capital Holdings Limited
92 Pitts Bay Road
Pembroke HM 08 Bermuda

Contact Information:
Matthew Rohrmann
Investor Contact
(212) 940-3339
investorrelations@axiscapital.com

Website Information:
www.axiscapital.com

This report is for informational purposes only. It should be read in conjunction with the documents that we file with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934.

AXIS Capital Holdings Limited
FINANCIAL SUPPLEMENT TABLE OF CONTENTS

AXIS Capital Holdings Limited
BASIS OF PRESENTATION

AXIS Capital Holdings Limited's ("AXIS Capital" or the "Company") underwriting operations are organized around its global underwriting platforms, AXIS Insurance and AXIS Re. The Company has determined that it has two reportable segments; insurance and reinsurance.

DEFINITIONS AND PRESENTATION

•	All financial information contained herein is unaudited, except for the consolidated balance sheet at December 31, 2018.

•	Amounts may not reconcile exactly due to rounding differences.

•	Unless otherwise noted, all data is in thousands, except for ratio information.

•	NM - Not meaningful; NA - Not applicable

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
This document contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts included in this document, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections, are "forward-looking statements". We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “intend” or similar expressions. These forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control.
Forward-looking statements contained in this document may include, but are not limited to, information regarding our estimates of losses related to catastrophes and other large losses, measurements of potential losses in the fair market value of our investment portfolio, our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the outcome of our strategic initiatives, our expectations regarding estimated synergies and the success of the integration of acquired entities, our expectations regarding the estimated benefits and synergies related to the Company's transformation program, our expectations regarding pricing and other market conditions, our growth prospects, and valuations of the potential impact of movements in interest rates, equity securities' prices, credit spreads and foreign currency rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•	the cyclical nature of the re(insurance) business leading to periods with excess underwriting capacity and unfavorable premium rates,

•	the occurrence and magnitude of natural and man-made disasters,

•	the impact of global climate change on our business, including the possibility that we do not adequately assess or reserve for the increased frequency and severity of natural catastrophes,

•	losses from war, terrorism and political unrest or other unanticipated losses,

•	actual claims exceeding our loss reserves,

•	general economic, capital and credit market conditions,

•	the failure of any of the loss limitation methods we employ,

•	the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions,

•	our inability to purchase reinsurance or collect amounts due to us,

•	the breach by third parties in our program business of their obligations to us,

•	difficulties with technology and/or data security,

•	the failure of our policyholders and intermediaries to pay premiums,

•	the failure of our cedants to adequately evaluate risks,

•	inability to obtain additional capital on favorable terms, or at all,

•	the loss of one or more key executives,

•	a decline in our ratings with rating agencies,

•	loss of business provided to us by our major brokers and credit risk due to our reliance on brokers,

•	changes in accounting policies or practices,

•	the use of industry catastrophe models and changes to these models,

•	changes in governmental regulations and potential government intervention in our industry,

•	failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices,

•	increased competition,

•	changes in the political environment of certain countries in which we operate or underwrite business including the United Kingdom's expected withdrawal from the European Union,

i

•	fluctuations in interest rates, credit spreads, equity securities' prices and/or currency values,

•	the failure to successfully integrate acquired businesses or realize the expected synergies resulting from such acquisitions,

•	the failure to realize the expected benefits or synergies relating to the Company's transformation initiative,

•	changes in tax laws, and

•
the other factors including but not limited to those described under Item 1A, 'Risk Factors' and Item 7, 'Management's Discussion and Analysis of Financial Condition and Results of Operations' in our most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

AXIS Capital Holdings Limited
BASIS OF PRESENTATION
BUSINESS DESCRIPTIONS

INSURANCE SEGMENT

Our insurance segment offers specialty insurance products to a variety of niche markets on a worldwide basis. The following are the lines of business in our insurance segment:
Property: provides physical loss or damage, business interruption and machinery breakdown cover for virtually all types of property, including commercial buildings, residential premises, construction projects and onshore energy installations. This line of business includes both primary and excess risks, some of which are catastrophe-exposed.
Marine: provides cover for traditional marine classes, including offshore energy, cargo, liability, recreational marine, fine art, specie, and hull and war. Offshore energy coverage includes physical damage, business interruption, operators extra expense and liability coverage for all aspects of offshore upstream energy, from exploration and construction through the operation and distribution phases.
Terrorism: provides cover for physical damage and business interruption of an insured following an act of terrorism and includes kidnap and ransom, and crisis management insurance.
Aviation: provides hull and liability and specific war cover primarily for passenger airlines but also for cargo operations, general aviation operations, airports, aviation authorities, security firms and product manufacturers.
Credit and Political Risk: provides credit and political risk insurance products for banks, commodity traders, corporations and multilateral and export credit agencies. Cover is provided for a range of risks including sovereign default, credit default, political violence, currency inconvertibility and non-transfer, expropriation, aircraft non-repossession and contract frustration due to political events.
Professional Lines: provides directors’ and officers’ liability, errors and omissions liability, employment practices liability, fiduciary liability, crime, professional indemnity, cyber and privacy insurance, medical malpractice and other financial insurance related covers for commercial enterprises, financial institutions and not-for-profit organizations. This business is predominantly written on a claims-made basis.
Liability: primarily targets primary and low/mid-level excess and umbrella commercial liability risks in the U.S. wholesale markets in addition to primary and excess of loss employers, public and products liability predominately in the UK. Target industry sectors include construction, manufacturing, transportation and trucking and other services.
Accident and Health: includes accidental death, travel insurance and specialty health products for employer and affinity groups.
Discontinued Lines - Novae: includes those lines of business that Novae exited or placed into run-off in the fourth quarter of 2016 and in the first quarter of 2017. These discontinued insurance lines include financial institutions, professional indemnity, international liability, international direct property.

AXIS Capital Holdings Limited
BASIS OF PRESENTATION

BUSINESS DESCRIPTIONS (CONTINUED)

REINSURANCE SEGMENT

Our reinsurance segment provides treaty reinsurance to insurance companies on a worldwide basis. The following are the lines of business in our reinsurance segment:

Catastrophe: provides protection for most catastrophic losses that are covered in the underlying insurance policies written by our cedants. The underlying policies principally cover property-related exposures but other exposures including workers compensation, personal accident and life are also covered. The principal perils in this portfolio include hurricane and windstorm, earthquake, flood, tornado, hail and fire. In some instances, terrorism may be a covered peril or the only peril. This business is principally written on an excess of loss basis.
Property: provides protection for property damage and related losses resulting from natural and man-made perils that are covered in underlying personal and commercial lines insurance policies written by our cedants. The predominant exposure is to property damage, but other risks, including business interruption and other non-property losses, may also be covered when arising from a covered peril. The most significant perils in this portfolio include windstorm, tornado and earthquake, but other perils such as freezes, riots, floods, industrial explosions, fires, hail and a number of other loss events are also included. This business is written on both a proportional and excess of loss basis.
Professional Lines: provides cover for directors’ and officers’ liability, employment practices liability, medical malpractice, professional indemnity, environmental liability and miscellaneous errors and omissions insurance risks. The underlying business is predominantly written on a claims-made basis. This business is written on both a proportional and excess of loss basis.
Credit and Surety: provides reinsurance of trade credit insurance products and includes both proportional and excess of loss structures. The underlying insurance indemnifies sellers of goods and services in the event of a payment default by the buyer of those goods and services. Credit insurance cover is provided to mortgage guaranty insurers and government sponsored entities. Cover for losses arising from a broad array of surety bonds issued by insurers to satisfy regulatory demands or contract obligations in a variety of jurisdictions around the world is also offered.
Motor: provides cover to insurers for motor liability and property damage losses arising out of any one occurrence. A loss occurrence can involve one or many claimants where the ceding insurer aggregates the claims from the occurrence. Traditional proportional and non-proportional reinsurance as well as structured solutions are offered.
Liability: provides cover to insurers of standard casualty business, excess and surplus casualty business and specialty casualty programs. The primary focus of the underlying business is general liability, although workers' compensation and auto liability covers are also written.
Agriculture: provides protection for risks associated with the production of food and fiber on a global basis for primary insurance companies writing multi-peril crop insurance, crop hail, and named peril covers, as well as custom risk transfer mechanisms for agricultural dependent industries with exposures to crop yield and/or price deviations. The business is provided on both a proportional and aggregate stop loss reinsurance basis.
Engineering: provides coverage for all types of construction risks and risks associated with erection, testing and commissioning of machinery and plants during the construction stage. This line of business also includes coverage for losses arising from operational failures of machinery, plant and equipment and electronic equipment as well as business interruption.
Marine and Other: includes marine, aviation and personal accident reinsurance.
Accident and Health: includes specialty health, accidental health, travel, life and disability reinsurance products which are offered on both a proportional and catastrophic or per life excess of loss basis.
Discontinued Lines - Novae: includes those lines of business that Novae exited or placed into run-off in the fourth quarter of 2016 and in the first quarter of 2017. These discontinued reinsurance lines include motor reinsurance, general liability reinsurance, and international facultative property.

AXIS Capital Holdings Limited
FINANCIAL HIGHLIGHTS

		Quarter ended March 31,
		2019	2018	Change

HIGHLIGHTS	Gross premiums written	$2,583,226	$2,662,795	(3.0%)
	Gross premiums written - Insurance	32.9%	33.1%	(0.2)	pts
	Gross premiums written - Reinsurance	67.1%	66.9%	0.2	pts
	Net premiums written	$1,777,059	$1,985,871	(10.5%)
	Net premiums earned	$1,134,212	$1,167,402	(2.8%)
	Net premiums earned - Insurance	49.1%	49.7%	(0.6)	pts
	Net premiums earned - Reinsurance	50.9%	50.3%	0.6	pts
	Net income available to common shareholders	$98,125	$62,546	56.9%
	Operating income [a]	104,610	122,637	(14.7%)
	Annualized return on average common equity [b]	8.9%	5.5%	3.4	pts
	Annualized operating return on average common equity [c]	9.5%	10.8%	(1.3)	pts
	Total shareholders’ equity	$5,300,156	$5,264,395	0.7%

PER COMMON SHARE AND COMMON SHARE DATA	Earnings per diluted common share	$1.16	$0.75	54.7%
	Operating income per diluted common share [d]	$1.24	$1.46	(15.1%)
	Weighted average diluted common shares outstanding	84,272	83,721	0.7%
	Book value per common share	$53.91	$53.75	0.3%
	Book value per diluted common share (treasury stock method)	$52.84	$52.57	0.5%
	Tangible book value per diluted common share (treasury stock method) [a]	$49.37	$48.94	0.9%

FINANCIAL RATIOS	Current accident year loss ratio excluding catastrophe and weather-related losses	58.9%	58.3%	0.6	pts
	Catastrophe and weather-related losses ratio	0.9%	3.0%	(2.1)	pts
	Current accident year loss ratio	59.8%	61.3%	(1.5)	pts
	Prior year reserve development ratio	(1.3%)	(4.6%)	3.3	pts
	Net loss and loss expense ratio	58.5%	56.7%	1.8	pts
	Acquisition cost ratio	23.0%	19.6%	3.4	pts
	General and administrative expense ratio [e]	15.4%	14.5%	0.9	pts
	Combined ratio	96.9%	90.8%	6.1	pts
INVESTMENT DATA	Total assets	$25,557,582	$25,087,309	1.9%
	Total cash and invested assets [f]	15,090,504	15,369,963	(1.8%)
	Net investment income	107,303	100,999	6.2%
	Net investment gains (losses)	$12,767	$(14,830)	nm
	Book yield of fixed maturities	3.1%	2.7%	0.4	pts

[a]
Operating income (loss), operating income (loss) per diluted common share, annualized operating return on average common equity ("operating ROACE") and tangible book value per diluted common share are non-GAAP financial measures as defined by Regulation G. The reconciliations of non-GAAP measures to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders, earnings (loss) per diluted common share, annualized return on average common equity ("ROACE") and book value per diluted common share, respectively and a discussion of the rationale for the presentation of these items are provided later in this document.

[b]
Annualized ROACE is calculated by dividing net income (loss) available (attributable) to common shareholders for the period by the average common shareholders’ equity determined by using the common shareholders’ equity balances at the beginning and end of the period. Net income (loss) available (attributable) to common shareholders for the quarter-periods is annualized.

[c]
Annualized operating ROACE is calculated by dividing operating income (loss) for the period by the average common shareholders’ equity determined by using the common shareholders’ equity balances at the beginning and end of the period. Operating income (loss) for the quarter-periods is annualized.

[d]	Operating income (loss) per diluted common share is calculated by dividing operating income (loss) for the period by weighted average diluted common shares outstanding.
[e] Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
[f] Total cash and invested assets represents the total cash and cash equivalents, fixed maturities, equity securities, mortgage loans, other investments, equity method investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).

AXIS Capital Holdings Limited
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018

	Three months ended March 31,
	2019	2018

Revenues
Net premiums earned	$1,134,212	$1,167,402
Net investment income	107,303	100,999
Net investment gains (losses)	12,767	(14,830)
Other insurance related income	6,929	6,606
Total revenues	1,261,211	1,260,177

Expenses
Net losses and loss expenses	664,028	661,345
Acquisition costs	260,418	229,260
General and administrative expenses	175,091	169,837
Foreign exchange losses	7,056	37,860
Interest expense and financing costs	15,895	16,763
Transaction and reorganization expenses	14,820	13,054
Amortization of value of business acquired	13,104	57,110
Amortization of intangible assets	3,003	2,782
Total expenses	1,153,415	1,188,011

Income before income taxes and interest in income of equity method investments	107,796	72,166
Income tax (expense) benefit	(1,234)	1,036
Interest in income of equity method investments	2,219	—
Net income	108,781	73,202
Preferred share dividends	10,656	10,656
Net income available to common shareholders	$98,125	$62,546

AXIS Capital Holdings Limited
CONSOLIDATED STATEMENTS OF OPERATIONS - QUARTERLY

	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q1 2017
UNDERWRITING REVENUES
Gross premiums written	$2,583,226	$1,172,738	$1,423,707	$1,650,825	$2,662,795	$1,911,871
Ceded premiums written	(806,167)	(420,040)	(503,769)	(650,370)	(676,924)	(402,912)
Net premiums written	1,777,059	752,698	919,938	1,000,455	1,985,871	1,508,959

Gross premiums earned	1,684,814	1,777,052	1,776,379	1,688,953	1,639,833	1,245,669
Ceded premiums earned	(550,602)	(562,583)	(552,304)	(503,405)	(472,431)	(306,966)
Net premiums earned	1,134,212	1,214,469	1,224,075	1,185,548	1,167,402	938,703
Other insurance related income (losses)	6,929	(8,189)	8,475	3,730	6,606	(3,783)
Total underwriting revenues	1,141,141	1,206,280	1,232,550	1,189,278	1,174,008	934,920

UNDERWRITING EXPENSES
Net losses and loss expenses	664,028	1,027,343	794,959	706,641	661,345	606,942
Acquisition costs	260,418	259,308	248,314	231,952	229,260	189,792
Underwriting-related general and administrative expenses [a]	138,873	114,293	130,251	134,959	139,666	121,801
Total underwriting expenses	1,063,319	1,400,944	1,173,524	1,073,552	1,030,271	918,535

UNDERWRITING INCOME (LOSS) [b]	77,822	(194,664)	59,026	115,726	143,737	16,385

OTHER (EXPENSES) REVENUES
Net investment income	107,303	113,128	114,421	109,960	100,999	98,664
Net investment gains (losses)	12,767	(72,667)	(17,628)	(45,093)	(14,830)	(25,050)
Corporate expenses [a]	(36,218)	(23,152)	(24,643)	(30,254)	(30,171)	(39,459)
Foreign exchange (losses) gains	(7,056)	31,232	(8,305)	44,099	(37,860)	(21,465)
Interest expense and financing costs	(15,895)	(16,675)	(16,897)	(17,098)	(16,763)	(12,791)
Transaction and reorganization expenses	(14,820)	(18,815)	(16,300)	(18,772)	(13,054)	—
Amortization of value of business acquired	(13,104)	(22,797)	(39,018)	(53,407)	(57,110)	—
Amortization of intangible assets	(3,003)	(5,251)	(1,753)	(4,029)	(2,782)	—
Total other (expenses) revenues	29,974	(14,997)	(10,123)	(14,594)	(71,571)	(101)

INCOME (LOSS) BEFORE INCOME TAXES AND INTEREST IN INCOME (LOSS) OF EQUITY METHOD INVESTMENTS	107,796	(209,661)	48,903	101,132	72,166	16,284
Income tax (expense) benefit	(1,234)	25,921	3,525	(996)	1,036	9,337
Interest in income (loss) of equity method investments	2,219	(4,052)	1,667	3,378	—	(5,766)

NET INCOME (LOSS)	108,781	(187,792)	54,095	103,514	73,202	19,855
Preferred share dividends	(10,656)	(10,656)	(10,656)	(10,656)	(10,656)	(14,841)
NET INCOME (LOSS) AVAILABLE (ATTRIBUTABLE) TO COMMON SHAREHOLDERS	$98,125	$(198,448)	$43,439	$92,858	$62,546	$5,014

[a]
Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to total general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses presented above.

[b]
Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to income (loss) before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP measure, is presented above.

AXIS Capital Holdings Limited
CONSOLIDATED KEY RATIOS - QUARTERLY

	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q1 2017
KEY RATIOS/PER SHARE DATA
Current accident year loss ratio excluding catastrophe and weather-related losses	58.9%	65.4%	61.2%	61.5%	58.3%	63.6%
Catastrophe and weather-related losses ratio	0.9%	22.5%	7.5%	3.2%	3.0%	3.7%
Current accident year loss ratio	59.8%	87.9%	68.7%	64.7%	61.3%	67.3%
Prior year reserve development ratio	(1.3%)	(3.3%)	(3.8%)	(5.1%)	(4.6%)	(2.6%)
Net loss and loss expense ratio	58.5%	84.6%	64.9%	59.6%	56.7%	64.7%
Acquisition cost ratio	23.0%	21.4%	20.3%	19.6%	19.6%	20.2%
General and administrative expense ratio [a]	15.4%	11.3%	12.7%	13.9%	14.5%	17.2%
Combined ratio	96.9%	117.3%	97.9%	93.1%	90.8%	102.1%

Weighted average common shares outstanding	83,725	83,582	83,558	83,539	83,322	86,022
Weighted average diluted common shares outstanding	84,272	83,582	84,107	83,984	83,721	86,793
Earnings (loss) per common share	$1.17	($2.37)	$0.52	$1.11	$0.75	$0.06
Earnings (loss) per diluted common share	$1.16	($2.37)	$0.52	$1.11	$0.75	$0.06
Annualized ROACE	8.9%	(18.1%)	3.9%	8.3%	5.5%	0.4%
Annualized operating ROACE	9.5%	(13.6%)	7.2%	9.5%	10.8%	4.0%

[a]	Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

AXIS Capital Holdings Limited
CONSOLIDATED SEGMENT DATA

	Quarter ended March 31, 2019			Quarter ended March 31, 2018
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
UNDERWRITING REVENUES
Gross premiums written	$851,096	$1,732,130	$2,583,226	$880,848	$1,781,947	$2,662,795
Ceded premiums written	(321,857)	(484,310)	(806,167)	(332,955)	(343,969)	(676,924)
Net premiums written	529,239	1,247,820	1,777,059	547,893	1,437,978	1,985,871

Gross premiums earned	909,951	774,863	1,684,814	904,421	735,412	1,639,833
Ceded premiums earned	(353,189)	(197,413)	(550,602)	(324,362)	(148,069)	(472,431)
Net premiums earned	556,762	577,450	1,134,212	580,059	587,343	1,167,402
Other insurance related income	1,742	5,187	6,929	620	5,986	6,606
Total underwriting revenues	558,504	582,637	1,141,141	580,679	593,329	1,174,008

UNDERWRITING EXPENSES
Net losses and loss expenses	313,776	350,252	664,028	321,538	339,807	661,345
Acquisition costs	117,775	142,643	260,418	87,329	141,931	229,260
Underwriting-related general and administrative expenses	106,034	32,839	138,873	102,370	37,296	139,666
Total underwriting expenses	537,585	525,734	1,063,319	511,237	519,034	1,030,271

UNDERWRITING INCOME	$20,919	$56,903	$77,822	$69,442	$74,295	$143,737

Catastrophe and weather-related losses, net of reinstatement premiums	$8,004	$2,680	$10,684	28,247	6,892	35,139
Favorable prior year reserve development	6,913	7,759	14,672	22,775	31,532	54,307

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	56.2%	61.5%	58.9%	54.5%	62.1%	58.3%
Catastrophe and weather-related losses ratio	1.4%	0.5%	0.9%	4.9%	1.1%	3.0%
Current accident year loss ratio	57.6%	62.0%	59.8%	59.4%	63.2%	61.3%
Prior year reserve development ratio	(1.2%)	(1.3%)	(1.3%)	(4.0%)	(5.3%)	(4.6%)
Net loss and loss expense ratio	56.4%	60.7%	58.5%	55.4%	57.9%	56.7%
Acquisition cost ratio	21.2%	24.7%	23.0%	15.1%	24.2%	19.6%
Underwriting-related general and administrative expense ratio	19.0%	5.6%	12.2%	17.6%	6.3%	11.9%
Corporate expense ratio			3.2%			2.6%
Combined ratio	96.6%	91.0%	96.9%	88.1%	88.4%	90.8%

AXIS Capital Holdings Limited
GROSS PREMIUMS WRITTEN BY SEGMENT BY LINE OF BUSINESS

	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q1 2017

INSURANCE SEGMENT
Property	$200,502	$245,851	$307,014	$344,737	$295,206	$144,564
Marine	146,979	56,202	88,412	95,690	126,743	65,601
Terrorism	14,362	12,920	16,032	15,812	16,900	11,814
Aviation	17,670	23,496	24,116	21,048	21,013	14,583
Credit and Political Risk	45,907	70,206	44,761	30,736	44,731	16,172
Professional Lines	227,308	328,078	281,928	297,243	207,965	155,469
Liability	142,642	144,277	153,356	150,167	105,661	90,603
Accident and Health	51,048	37,080	42,883	69,860	60,674	46,455
Discontinued Lines - Novae	4,678	2,626	10,862	1,351	1,955	—
TOTAL INSURANCE SEGMENT	851,096	920,736	969,364	1,026,644	880,848	545,261

REINSURANCE SEGMENT
Catastrophe	358,133	41,137	64,919	148,304	281,883	185,935
Property	172,742	(3,345)	85,135	60,293	200,707	194,541
Professional Lines	109,828	19,312	26,418	116,273	106,178	77,012
Credit and Surety	151,904	28,442	51,683	52,685	196,316	119,925
Motor	281,401	21,921	22,450	43,279	412,077	291,423
Liability	185,320	50,790	137,625	91,343	159,009	111,821
Agriculture	126,440	14,131	12,765	53,953	145,397	149,191
Engineering	22,766	24,099	3,149	6,604	26,506	40,533
Marine and Other	36,336	3,354	1,107	13,631	26,647	47,483
Accident and Health	287,592	51,050	49,114	37,808	227,689	148,746
Discontinued Lines - Novae	(332)	1,111	(22)	8	(462)	—
TOTAL REINSURANCE SEGMENT	1,732,130	252,002	454,343	624,181	1,781,947	1,366,610

CONSOLIDATED TOTAL	$2,583,226	$1,172,738	$1,423,707	$1,650,825	$2,662,795	$1,911,871

AXIS Capital Holdings Limited
INSURANCE SEGMENT DATA - QUARTERLY

	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q1 2017
UNDERWRITING REVENUES
Gross premiums written	$851,096	$920,736	$969,364	$1,026,644	$880,848	$545,261
Ceded premiums written	(321,857)	(344,130)	(367,294)	(428,465)	(332,955)	(188,425)
Net premiums written	529,239	576,606	602,070	598,179	547,893	356,836

Gross premiums earned	909,951	937,784	990,529	924,704	904,421	612,372
Ceded premiums earned	(353,189)	(347,305)	(375,734)	(347,433)	(324,362)	(220,408)
Net premiums earned	556,762	590,479	614,795	577,271	580,059	391,963
Other insurance related income	1,742	101	1,526	1,214	620	42
Total underwriting revenues	558,504	590,580	616,321	578,485	580,679	392,006

UNDERWRITING EXPENSES
Net losses and loss expenses	313,776	428,525	415,488	328,773	321,538	241,085
Acquisition costs	117,775	109,111	111,888	90,864	87,329	54,004
Underwriting-related general and administrative expenses	106,034	89,858	100,656	102,369	102,370	85,256
Total underwriting expenses	537,585	627,494	628,032	522,006	511,237	380,345

UNDERWRITING INCOME (LOSS)	$20,919	$(36,914)	$(11,711)	$56,479	$69,442	$11,661

Catastrophe and weather-related losses, net of reinstatement premiums	$8,004	$92,128	$61,814	$22,922	$28,247	$20,022
Favorable prior year reserve development	6,913	32,257	13,478	24,294	22,775	7,865

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	56.2%	62.4%	59.7%	57.2%	54.5%	58.4%
Catastrophe and weather-related losses ratio	1.4%	15.6%	10.1%	4.0%	4.9%	5.1%
Current accident year loss ratio	57.6%	78.0%	69.8%	61.2%	59.4%	63.5%
Prior year reserve development ratio	(1.2%)	(5.4%)	(2.2%)	(4.2%)	(4.0%)	(2.0%)
Net loss and loss expense ratio	56.4%	72.6%	67.6%	57.0%	55.4%	61.5%
Acquisition cost ratio	21.2%	18.5%	18.2%	15.7%	15.1%	13.8%
Underwriting-related general and administrative expenses ratio	19.0%	15.2%	16.4%	17.7%	17.6%	21.8%
Combined ratio	96.6%	106.3%	102.2%	90.4%	88.1%	97.0%

AXIS Capital Holdings Limited
REINSURANCE SEGMENT DATA - QUARTERLY

	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q1 2017
UNDERWRITING REVENUES
Gross premiums written	$1,732,130	$252,002	$454,343	$624,181	$1,781,947	$1,366,610
Ceded premiums written	(484,310)	(75,910)	(136,475)	(221,905)	(343,969)	(214,487)
Net premiums written	1,247,820	176,092	317,868	402,276	1,437,978	1,152,123

Gross premiums earned	774,863	839,268	785,850	764,249	735,412	633,298
Ceded premiums earned	(197,413)	(215,278)	(176,570)	(155,972)	(148,069)	(86,559)
Net premiums earned	577,450	623,990	609,280	608,277	587,343	546,739
Other insurance related income (losses)	5,187	(8,290)	6,949	2,516	5,986	(3,825)
Total underwriting revenues	582,637	615,700	616,229	610,793	593,329	542,914

UNDERWRITING EXPENSES
Net losses and loss expenses	350,252	598,818	379,471	377,868	339,807	365,857
Acquisition costs	142,643	150,197	136,426	141,088	141,931	135,788
Underwriting-related general and administrative expenses	32,839	24,435	29,595	32,590	37,296	36,545
Total underwriting expenses	525,734	773,450	545,492	551,546	519,034	538,190

UNDERWRITING INCOME (LOSS)	$56,903	$(157,750)	$70,737	$59,247	$74,295	$4,724

Catastrophe and weather-related losses, net of reinstatement premiums	$2,680	$177,002	$30,232	$15,288	$6,892	$15,086
Favorable prior year reserve development	7,759	7,321	32,182	35,822	31,532	16,928

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	61.5%	68.3%	62.6%	65.5%	62.1%	67.2%
Catastrophe and weather-related losses ratio	0.5%	28.8%	5.0%	2.5%	1.1%	2.8%
Current accident year loss ratio	62.0%	97.1%	67.6%	68.0%	63.2%	70.0%
Prior year reserve development ratio	(1.3%)	(1.1%)	(5.3%)	(5.9%)	(5.3%)	(3.1%)
Net loss and loss expense ratio	60.7%	96.0%	62.3%	62.1%	57.9%	66.9%
Acquisition cost ratio	24.7%	24.1%	22.4%	23.2%	24.2%	24.8%
Underwriting-related general and administrative expense ratio	5.6%	3.9%	4.8%	5.4%	6.3%	6.7%
Combined ratio	91.0%	124.0%	89.5%	90.7%	88.4%	98.4%

AXIS Capital Holdings Limited
STRATEGIC CAPITAL PARTNERS

	Quarter ended March 31, 2019			Quarter ended March 31, 2018
TOTAL MANAGED PREMIUMS [a]	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
Total Managed Premiums	$851,096	$1,732,130	$2,583,226	$880,848	$1,781,947	$2,662,795
Premiums ceded to Harrington Re	842	107,835	108,677	—	55,392	55,392
Premiums ceded to Other Strategic Capital Partners	14,438	376,475	390,914	—	288,577	288,577
Premiums ceded to Other Reinsurers	306,576	—	306,576	332,955	—	332,955
Net premiums written	$529,239	$1,247,820	$1,777,059	$547,893	$1,437,978	$1,985,871

FEE INCOME FROM STRATEGIC CAPITAL PARTNERS [b]
Fee income	$2,202	$17,580	$19,782	$—	$13,088	$13,088

[a]
Total managed premiums represents gross premiums written of $2,583,226 and $2,662,795 for the three months ended March 31, 2019 and 2018, respectively, including premiums written by the Insurance and Reinsurance segments on behalf of strategic capital partners and other reinsurers. AXIS Insurance and AXIS Re ceded premium to strategic capital partners and other reinsurers, as presented above.

[b] Fee income from strategic capital partners represents service fees and reimbursement of expenses from strategic capital partners. Fee income from strategic capital partners included $4,639 and $4,869 included in other insurance related income (expense) for the three months ended March 31, 2019 and 2018, respectively. It also included $15,143 and $8,219 as an offset to general and administrative expenses for the three months ended March 31, 2019 and 2018, respectively.

AXIS Capital Holdings Limited
NET INVESTMENT INCOME - QUARTERLY

	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q1 2017

Fixed maturities	$91,382	$94,108	$89,887	$88,320	$83,958	$77,407
Other investments	6,895	4,780	15,933	14,541	13,704	18,962
Equity securities	2,328	3,062	2,099	3,158	1,758	3,478
Mortgage loans	3,063	3,762	3,322	3,357	3,125	2,477
Cash and cash equivalents	5,801	10,796	6,992	5,627	4,153	3,095
Short-term investments	3,894	3,432	3,413	1,645	875	438

Gross investment income	113,363	119,940	121,646	116,648	107,573	105,857
Investment expenses	(6,060)	(6,812)	(7,225)	(6,688)	(6,574)	(7,193)

Net investment income	$107,303	$113,128	$114,421	$109,960	$100,999	$98,664

AXIS Capital Holdings Limited
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,	September 30,	June 30,	March 31,	March 31,
	2019	2018	2018	2018	2018	2017
ASSETS
Investments:
Fixed maturities, available for sale, at fair value	$11,874,518	$11,435,347	$11,767,697	$11,739,305	$11,801,396	$11,191,529
Equity securities, at fair value	418,863	381,633	433,311	417,212	435,742	653,419
Mortgage loans, held for investment, at amortized cost and fair value	313,421	298,650	333,018	344,721	364,769	339,855
Other investments, at fair value	795,331	787,787	833,563	916,191	1,009,587	780,395
Equity method investments	110,322	108,103	112,155	110,488	108,597	111,233
Short-term investments, at amortized cost and fair value	41,853	144,040	156,090	168,944	56,246	13,338
Total investments	13,554,308	13,155,560	13,635,834	13,696,861	13,776,337	13,089,769
Cash and cash equivalents	1,606,258	1,830,020	1,752,402	1,526,693	1,644,580	1,451,570
Accrued interest receivable	78,594	80,335	76,000	79,109	73,928	69,649
Insurance and reinsurance premium balances receivable	3,667,923	3,007,296	3,463,360	3,810,316	3,892,957	2,891,811
Reinsurance recoverable on unpaid losses	3,555,341	3,501,669	3,217,787	3,152,706	2,986,247	2,029,031
Reinsurance recoverable on paid losses	321,798	280,233	221,293	136,530	143,056	41,310
Deferred acquisition costs	703,028	566,622	682,785	708,679	721,820	609,773
Prepaid reinsurance premiums	1,271,303	1,013,573	1,114,039	1,157,228	1,015,163	645,663
Receivable for investments sold	10,888	32,627	2,140	16,430	19,433	40,448
Goodwill	102,003	102,003	102,003	102,003	102,004	47,148
Intangible assets	238,763	241,568	247,927	250,541	253,808	37,465
Value of business acquired	22,610	35,714	58,511	97,529	150,936	—
Operating lease right-of-use assets	143,887	—	—	—	—	—
Other assets	280,878	285,346	268,945	283,861	307,040	293,330
TOTAL ASSETS	$25,557,582	$24,132,566	$24,843,026	$25,018,486	$25,087,309	$21,246,967

LIABILITIES
Reserve for losses and loss expenses	$12,275,771	$12,280,769	$12,025,947	$11,952,734	$12,034,643	$9,541,963
Unearned premiums	4,535,163	3,635,758	4,242,108	4,594,150	4,659,858	3,629,354
Insurance and reinsurance balances payable	1,440,942	1,338,991	1,301,580	1,282,585	1,251,629	514,356
Senior notes and notes payable	1,342,345	1,341,961	1,377,582	1,377,206	1,376,835	993,229
Payable for investments purchased	159,544	111,838	220,183	186,180	144,315	83,783
Operating lease liabilities	144,298	—	—	—	—	—
Other liabilities	359,363	393,178	403,354	372,626	355,634	253,917
TOTAL LIABILITIES	20,257,426	19,102,495	19,570,754	19,765,481	19,822,914	15,016,602

SHAREHOLDERS’ EQUITY
Preferred shares	775,000	775,000	775,000	775,000	775,000	1,126,074
Common shares	2,206	2,206	2,206	2,206	2,206	2,206
Additional paid-in capital	2,296,639	2,308,583	2,304,107	2,295,633	2,289,497	2,276,671
Accumulated other comprehensive income (loss)	29,096	(177,110)	(162,312)	(163,168)	(85,216)	699
Retained earnings	5,976,603	5,912,812	6,145,482	6,135,625	6,076,294	6,499,262
Treasury shares, at cost	(3,779,388)	(3,791,420)	(3,792,211)	(3,792,291)	(3,793,386)	(3,674,547)
TOTAL SHAREHOLDERS' EQUITY	5,300,156	5,030,071	5,272,272	5,253,005	5,264,395	6,230,365

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$25,557,582	$24,132,566	$24,843,026	$25,018,486	$25,087,309	$21,246,967

Common shares outstanding	83,934	83,586	83,557	83,556	83,518	85,170
Diluted common shares outstanding [b]	85,632	85,229	85,335	85,346	85,392	86,670
Book value per common share	$53.91	$50.91	$53.82	$53.59	$53.75	$59.93
Book value per diluted common share	$52.84	$49.93	$52.70	$52.47	$52.57	$58.89
Tangible book value per diluted common share	$49.37	$46.41	$49.14	$48.87	$48.94	$57.92
Debt to total capital [a]	20.2%	21.1%	20.7%	20.8%	20.7%	13.7%
Debt and preferred equity to total capital	31.9%	33.2%	32.4%	32.5%	32.4%	29.3%

[a]
The debt to total capital ratio is calculated by dividing senior notes and notes payable by total capital. Total capital represents the sum of total shareholders’ equity and senior notes and notes payable.

[b]	Treasury stock method was applied. Under this method, unvested restricted stock units are added to determine the diluted common shares outstanding.

AXIS Capital Holdings Limited
CASH AND INVESTED ASSETS PORTFOLIO
At March 31, 2019

	Cost or Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	Percentage
Fixed Maturities, available for sale
U.S. government and agency	$1,965,801	$12,365	$(4,512)	$1,973,654	13.1%
Non-U.S. government	488,056	6,448	(6,841)	487,663	3.2%
Corporate debt	4,809,079	62,910	(33,724)	4,838,265	32.1%
Agency RMBS	1,708,610	14,430	(17,078)	1,705,962	11.3%
CMBS	1,040,474	13,491	(1,825)	1,052,140	7.0%
Non-Agency RMBS	47,125	1,307	(1,021)	47,411	0.3%
ABS	1,619,648	2,710	(9,348)	1,613,010	10.7%
Municipals	155,414	1,481	(482)	156,413	1.0%
Total fixed maturities	11,834,207	115,142	(74,831)	11,874,518	78.7%

Equity securities
Common stocks	693	207	(315)	585	—%
Exchange traded funds	221,337	54,511	(4,240)	271,608	1.8%
Bond mutual funds	154,463	—	(7,793)	146,670	1.0%
Total equity securities	376,493	54,718	(12,348)	418,863	2.8%

Total fixed maturities and equity securities	$12,210,700	$169,860	$(87,179)	12,293,381	81.5%

Mortgage loans, held for investment				313,421	2.1%

Other investments (see below)				795,331	5.3%

Equity method investments				110,322	0.7%

Short-term investments				41,853	0.2%

Total investments				13,554,308	89.8%

Cash and cash equivalents [a]				1,606,258	10.6%

Accrued interest receivable				78,594	0.5%

Net receivable/(payable) for investments sold (purchased)				(148,656)	(0.9%)

Total cash and invested assets				$15,090,504	100.0%

				Fair Value	Percentage
Other Investments:
Long/short equity funds				$29,324	3.7%
Multi-strategy funds				149,509	18.8%
Event-driven funds				5,914	0.7%
Direct lending funds				272,752	34.3%
Real estate funds				111,169	14.0%
Private equity funds				61,526	7.7%
Other privately held investments				47,685	6.0%
Collateralized loan obligations - equity tranches				18,022	2.3%
Overseas deposits				$99,430	12.5%
Total				$795,331	100.0%

[a]	Includes $455 million of restricted cash and cash equivalents.

AXIS Capital Holdings Limited
CASH AND INVESTED ASSETS COMPOSITION - QUARTERLY

	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q1 2017
	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %
CASH AND INVESTED ASSETS PORTFOLIO
Fixed Maturities:
U.S. government and agency	13.1%	10.1%	10.5%	11.0%	11.6%	11.5%
Non-U.S. government	3.2%	3.3%	3.6%	3.9%	4.3%	3.8%
Corporate debt	32.1%	32.5%	33.3%	32.2%	30.2%	30.5%
MBS:
Agency RMBS	11.3%	11.0%	10.8%	11.2%	12.5%	15.6%
CMBS	7.0%	7.3%	7.1%	7.4%	6.7%	4.7%
Non-agency RMBS	0.3%	0.3%	0.3%	0.3%	0.3%	0.4%
ABS	10.7%	10.9%	10.8%	10.7%	10.2%	9.4%
Municipals	1.0%	0.9%	0.8%	0.9%	1.0%	0.9%

Total Fixed Maturities	78.7%	76.3%	77.2%	77.6%	76.8%	76.8%
Equity securities	2.8%	2.5%	2.8%	2.8%	2.8%	4.5%
Mortgage loans	2.1%	2.0%	2.2%	2.3%	2.4%	2.3%
Other investments	5.3%	5.3%	5.5%	6.1%	6.6%	5.4%
Equity method investments	0.7%	0.7%	0.7%	0.7%	0.7%	0.8%
Short-term investments	0.2%	1.0%	1.0%	1.0%	0.3%	0.1%

Total Investments	89.8%	87.8%	89.4%	90.5%	89.6%	89.9%
Cash and cash equivalents	10.6%	12.2%	11.5%	10.1%	10.7%	10.0%
Accrued interest receivable	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%
Net receivable/(payable) for investments sold or purchased	(0.9%)	(0.5%)	(1.4%)	(1.1%)	(0.8%)	(0.4%)
Total Cash and Invested Assets	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

CREDIT QUALITY OF FIXED MATURITIES
U.S. government and agency	16.6%	13.3%	13.6%	14.2%	15.2%	15.2%
AAA	38.7%	40.0%	39.3%	39.7%	40.2%	37.8%
AA	7.1%	7.7%	7.7%	7.2%	7.5%	8.7%
A	15.0%	15.5%	16.3%	16.4%	14.9%	14.7%
BBB	13.3%	14.7%	14.1%	13.9%	13.9%	14.1%
Below BBB	9.3%	8.8%	9.0%	8.6%	8.3%	9.5%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

MATURITY PROFILE OF FIXED MATURITIES
Within one year	3.5%	3.7%	4.2%	4.0%	4.3%	2.9%
From one to five years	41.9%	41.0%	41.5%	41.1%	39.2%	35.8%
From five to ten years	14.5%	14.8%	15.1%	15.1%	16.2%	19.7%
Above ten years	2.9%	1.8%	1.8%	1.7%	1.7%	2.6%
Asset-backed and mortgage-backed securities	37.2%	38.7%	37.4%	38.1%	38.6%	39.0%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

CASH AND INVESTED ASSETS PORTFOLIO CHARACTERISTICS
Book yield of fixed maturities	3.1%	3.1%	2.9%	2.8%	2.7%	2.7%
Yield to maturity of fixed maturities	3.1%	3.6%	3.5%	3.4%	3.2%	2.7%
Average duration of fixed maturities (inclusive of duration hedges)	2.9 yrs	2.8 yrs	2.9 yrs	3.0 yrs	3.1 yrs	3.3 yrs
Average credit quality	AA-	AA-	AA-	AA-	AA-	AA-

AXIS Capital Holdings Limited
CORPORATE DEBT INVESTED ASSETS COMPOSITION
At March 31, 2019

	Fair Value	% of Total Corporate Debt	% of Total Cash and Invested Assets
Composition by sector - Investment grade
Financial institutions:
U.S. banks	$923,232	19.1%	6.1%
Non-U.S. banks	394,517	8.2%	2.6%
Corporate/commercial finance	198,402	4.1%	1.3%
Insurance	146,380	3.0%	1.0%
Investment brokerage	27,787	0.6%	0.2%
Total financial institutions	1,690,318	35.0%	11.2%
Consumer non-cyclicals	466,535	9.6%	3.1%
Consumer cyclical	279,397	5.8%	1.9%
Communications	272,882	5.6%	1.8%
Energy	215,690	4.5%	1.4%
Technology	205,878	4.3%	1.4%
Non-U.S. government guaranteed	196,378	4.1%	1.3%
Transportation	152,415	3.2%	1.0%
Utilities	148,741	3.1%	1.0%
Industrials	139,687	2.9%	0.9%
Total investment grade	3,767,921	78.1%	25.0%

Total non-investment grade	1,070,344	21.9%	7.1%

Total corporate debt	$4,838,265	100.0%	32.1%

AXIS Capital Holdings Limited
INVESTMENT PORTFOLIO
TEN LARGEST CORPORATE DEBT HOLDINGS
At March 31, 2019

	Amortized Cost	Net Unrealized Gain (Loss)	Fair Value	% of Total Fixed Maturities
ISSUER [a]
BANK OF AMERICA CORP	$126,469	$1,426	$127,895	1.1%
JP MORGAN CHASE & CO	112,717	707	113,424	1.0%
WELLS FARGO & COMPANY	111,373	912	112,285	0.9%
MORGAN STANLEY	103,264	634	103,898	0.9%
GOLDMAN SACHS GROUP	94,335	353	94,688	0.8%
CITIGROUP INC	83,166	1,100	84,266	0.7%
AT&T INC	56,126	816	56,942	0.5%
MITSUBISHI UFJ FINANCIAL GROUP INC	47,377	333	47,710	0.4%
CVS HEALTH CORP	45,344	946	46,290	0.4%
BRITISH AMERICAN TOBACCO PLC	45,170	(664)	44,506	0.4%

[a]
These holdings represent direct investments in fixed maturities of the parent issuer and its major subsidiaries. These investments exclude asset and mortgage backed securities that were issued, sponsored or serviced by the parent.

AXIS Capital Holdings Limited
MORTGAGE-BACKED AND ASSET-BACKED SECURITIES COMPOSITION
At March 31, 2019

	Agencies	AAA	AA	A	BBB	Non-Investment Grade	Total

Residential MBS	$1,705,962	$22,113	$1,878	$7,921	$4,043	$11,456	$1,753,373
Commercial MBS	202,036	791,170	52,081	2,690	4,163	—	1,052,140
ABS	—	1,462,865	67,397	38,870	14,104	29,774	1,613,010

Total mortgage-backed and asset-backed securities	$1,907,998	$2,276,148	$121,356	$49,481	$22,310	$41,230	$4,418,523

Percentage of total	43.2%	51.5%	2.7%	1.1%	0.5%	1.0%	100.0%

AXIS Capital Holdings Limited
REINSURANCE RECOVERABLE ANALYSIS

	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q1 2017
Reinsurance recoverable on paid losses and loss expenses:
Insurance	$136,923	$159,347	$119,275	$85,583	$58,621	$26,009
Reinsurance	185,156	121,112	102,234	51,108	84,534	15,301
Total	$322,079	$280,459	$221,509	$136,691	$143,155	$41,310

Reinsurance recoverable on unpaid losses and loss expenses: Case reserves
Insurance	$859,971	$791,215	$789,143	$772,718	$778,498	$576,914
Reinsurance	351,413	327,067	250,812	239,986	175,363	39,069
Total	$1,211,384	$1,118,282	$1,039,955	$1,012,704	$953,861	$615,983

Reinsurance recoverable on unpaid losses and loss expenses: IBNR
Insurance	$1,916,176	$1,919,002	$1,809,504	$1,787,763	$1,757,091	$1,366,078
Reinsurance	446,571	484,754	387,508	370,161	291,979	67,121
Total	$2,362,747	$2,403,756	$2,197,012	$2,157,924	$2,049,070	$1,433,199

Provision against reinsurance recoverable on paid and unpaid losses and loss expenses:
Insurance	$(17,583)	$(18,191)	$(17,613)	$(17,210)	$(16,248)	$(20,018)
Reinsurance	(1,488)	(2,404)	(1,783)	(873)	(535)	(133)
Total	$(19,071)	$(20,595)	$(19,396)	$(18,083)	$(16,783)	$(20,151)

Reinsurance recoverables on unpaid and paid losses and loss expenses:
Insurance	$2,895,487	$2,851,373	$2,700,309	$2,628,854	$2,577,962	$1,948,983
Reinsurance	981,652	930,529	738,771	660,382	551,341	121,358
Total	$3,877,139	$3,781,902	$3,439,080	$3,289,236	$3,129,303	$2,070,341

AXIS Capital Holdings Limited
REINSURANCE RECOVERABLE ANALYSIS
At March 31, 2019

Categories	Reinsurance Recoverable Gross of Collateral	Collateral	Reinsurance Recoverable Net of Collateral	% of Total Reinsurance Recoverable Net of Collateral	% of Total Shareholders’ Equity	Provision Against Reinsurance Recoverable	Provision Against Reinsurance Recoverable as % of Reinsurance Recoverable	Reinsurance recoverable on unpaid and paid losses
Top 10 reinsurers based on reinsurance recoverable	$2,255,648	$(385,912)	$1,869,736	60.8%	35.3%	$(10,393)	0.5%	$2,245,255
Other reinsurers balances > $20 million	1,189,755	(317,487)	872,268	28.3%	16.5%	(5,494)	0.5%	1,184,261
Other reinsurers balances < $20 million	450,807	(114,481)	336,326	10.9%	6.3%	(3,184)	0.7%	447,623
Total	$3,896,210	$(817,880)	$3,078,330	100.0%	58.1%	$(19,071)	0.5%	$3,877,139
At March 31, 2019, 89.7% (December 31, 2018: 89.5%) of gross recoverables were collectible from reinsurers rated the equivalent of A- or better by A.M. Best.

Top 10 Reinsurers (net of collateral)		% of Total Reinsurance Recoverable Net of Collateral	% of Total Shareholders’ Equity
1	Lloyds of London	16.1%	9.3%
2	Swiss Reinsurance America Corporation	13.4%	7.8%
3	Transatlantic Reinsurance Co	6.8%	3.9%
4	Partner Reinsurance Co US	5.7%	3.3%
5	Harrington Re Ltd.	4.7%	2.7%
6	Hannover Ruck SE	4.3%	2.5%
7	Everest Reinsurance Company	3.9%	2.3%
8	Munich Reinsurance America, Inc	3.3%	1.9%
9	Liberty Mutual Insurance Company	2.5%	1.4%
10	Berkley Insurance Company	2.3%	1.3%
		63.0%	36.4%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES

	Quarter ended March 31, 2019			Quarter ended March 31, 2018
	Reserve for losses and loss expenses	Reinsurance recoverable on unpaid losses	Net reserve for losses and loss expenses	Reserve for losses and loss expenses	Reinsurance recoverable on unpaid losses	Net reserve for losses and loss expenses
Reserve for losses and loss expenses

Beginning of period	$12,280,769	$(3,501,669)	$8,779,100	$12,997,553	$(3,159,514)	$9,838,039
Incurred losses and loss expenses	1,057,280	(393,252)	664,028	1,003,825	(342,480)	661,345
Paid losses and loss expenses	(1,080,689)	351,531	(729,158)	(935,646)	211,439	(724,207)
Foreign exchange and other	18,411	(11,951)	6,460	(1,031,089)	304,308	(726,781)

End of period [a]	$12,275,771	$(3,555,341)	$8,720,430	$12,034,643	$(2,986,247)	$9,048,396

[a]
At March 31, 2019, gross reserve for losses and loss expenses included IBNR of $7,496 million, or 61%, of total gross reserves for loss and loss expenses. At December 31, 2018, the comparable amount was $7,655 million, or 62%.

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS BY SEGMENT

	Quarter ended March 31, 2019			Quarter ended March 31, 2018
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

Gross paid losses and loss expenses	$560,181	$520,508	$1,080,689	$488,490	$447,156	$935,646
Reinsurance recoverable on paid losses	(218,163)	(133,368)	(351,531)	(143,637)	(67,802)	(211,439)

Net paid losses and loss expenses	342,018	387,140	729,158	344,853	379,354	724,207

Change in:
Gross case reserves	116,753	34,485	151,238	28,239	139,405	167,644
Gross IBNR	(86,204)	(88,443)	(174,647)	32,923	(132,388)	(99,465)
Reinsurance recoverable on unpaid loss and loss expense reserves	(58,791)	17,070	(41,721)	(84,477)	(46,564)	(131,041)

Total net incurred losses and loss expenses	$313,776	$350,252	$664,028	$321,538	$339,807	$661,345

Gross reserve for losses and loss expenses	$6,465,347	$5,810,424	$12,275,771	$6,295,947	$5,738,696	$12,034,643

Net favorable prior year reserve development	$6,913	$7,759	$14,672	$22,775	$31,532	$54,307

Key Ratios

Net paid losses and loss expenses to net incurred percentage	109.0%	110.5%	109.8%	107.3%	111.6%	109.5%

Net paid losses and loss expenses / Net premiums earned	61.4%	67.0%	64.3%	59.5%	64.6%	62.0%
Change in net loss and loss expense reserves / Net premiums earned	(5.0%)	(6.3%)	(5.8%)	(4.1%)	(6.7%)	(5.3%)
Net loss and loss expense ratio	56.4%	60.7%	58.5%	55.4%	57.9%	56.7%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
INSURANCE - QUARTERLY

	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q1 2017

Gross paid losses and loss expenses	$560,181	$676,665	$586,874	$478,912	$488,490	$467,346
Reinsurance recoverable on paid losses	(218,163)	(254,452)	(198,332)	(162,291)	(143,637)	(203,766)

Net paid losses and loss expenses	342,018	422,213	388,542	316,621	344,853	263,580

Change in:
Gross case reserves	116,753	(40,794)	13,241	43,986	28,239	(90,427)
Gross IBNR	(86,204)	117,212	55,737	10,784	32,923	4,196
Reinsurance recoverable on unpaid loss and loss expense reserves	(58,791)	(70,106)	(42,032)	(42,618)	(84,477)	63,736

Total net incurred losses and loss expenses	$313,776	$428,525	$415,488	$328,773	$321,538	$241,085

Gross reserve for losses and loss expenses	$6,465,347	$6,426,309	$6,379,962	$6,301,363	$6,295,947	$4,912,251

Net favorable prior year reserve development	$6,913	$32,257	$13,478	$24,294	$22,775	$7,865

Key Ratios

Net paid losses and loss expenses to net incurred percentage	109.0%	98.5%	93.5%	96.3%	107.3%	109.3%

Net paid losses and loss expenses / Net premiums earned	61.4%	71.5%	63.2%	54.8%	59.5%	67.2%
Change in net loss and loss expense reserves / Net premiums earned	(5.0%)	1.1%	4.4%	2.2%	(4.1%)	(5.7%)
Net loss and loss expense ratio	56.4%	72.6%	67.6%	57.0%	55.4%	61.5%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
REINSURANCE - QUARTERLY

	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q1 2017

Gross paid losses and loss expenses	$520,508	$611,056	$422,678	$426,314	$447,156	$294,303
Reinsurance recoverable on paid losses	(133,368)	(92,279)	(79,765)	(46,772)	(67,802)	(5,358)

Net paid losses and loss expenses	387,140	518,777	342,913	379,542	379,354	288,945

Change in:
Gross case reserves	34,485	199,227	76,880	47,664	139,405	17,438
Gross IBNR	(88,443)	42,084	(10,986)	(5,905)	(132,388)	82,345
Reinsurance recoverable on unpaid loss and loss expense reserves	17,070	(161,270)	(29,336)	(43,433)	(46,564)	(22,871)

Total net incurred losses and loss expenses	$350,252	$598,818	$379,471	$377,868	$339,807	$365,857

Gross reserve for losses and loss expenses	$5,810,424	$5,854,460	$5,645,985	$5,651,371	$5,738,696	$4,629,712

Net favorable prior year reserve development	$7,759	$7,321	$32,182	$35,822	$31,532	$16,928

Key Ratios

Net paid losses and loss expenses to net incurred percentage	110.5%	86.6%	90.4%	100.4%	111.6%	79.0%

Net paid losses and loss expenses / Net premiums earned	67.0%	83.1%	56.3%	62.4%	64.6%	52.8%
Change in net loss and loss expense reserves / Net premiums earned	(6.3%)	12.9%	6.0%	(0.3%)	(6.7%)	14.1%
Net loss and loss expense ratio	60.7%	96.0%	62.3%	62.1%	57.9%	66.9%

AXIS Capital Holdings Limited
NET PROBABLE MAXIMUM LOSSES TO CERTAIN PEAK INDUSTRY CATASTROPHE EXPOSURES - AT APRIL 1, 2019

		Estimated Net Exposures (millions of U.S. dollars)
Territory	Peril	50 Year Return Period	% of Common Shareholders' Equity	100 Year Return Period	% of Common Shareholders' Equity	250 Year Return Period	% of Common Shareholders' Equity
Single zone, single event
Southeast	U.S. Hurricane	$381	8.4%	$432	9.5%	$572	12.6%
Northeast	U.S. Hurricane	50	1.1%	160	3.5%	298	6.6%
Mid-Atlantic	U.S. Hurricane	133	2.9%	304	6.7%	442	9.8%
Gulf of Mexico	U.S. Hurricane	262	5.8%	322	7.1%	393	8.7%
California	Earthquake	243	5.4%	359	7.9%	456	10.1%
Europe	Windstorm	225	5.0%	271	6.0%	340	7.5%
Japan	Earthquake	149	3.3%	229	5.1%	342	7.6%
Japan	Windstorm	113	2.5%	175	3.9%	239	5.3%
The above table shows our Probable Maximum Loss (“PML”) to a single natural peril catastrophe event within certain defined single zones which correspond to peak industry catastrophe exposures at April 1, 2019. The return period refers to the frequency with which losses of a given amount or greater are expected to occur. A zone is a geographic area in which the insurance risks are considered to be correlated to a single catastrophic event. Estimated losses from a modeled event are grouped into a single zone, as shown above, based on where the majority of the total estimated industry loss is expected to occur.
As indicated in the table above, our modeled single occurrence 1-in-100 year return period PML for a Southeast hurricane, net of reinsurance, is approximately $0.4 billion. According to our modeling, there is a one percent chance that on an annual basis, losses incurred from a Southeast hurricane event could be in excess of $0.4 billion. Conversely, there is a 99% chance that on an annual basis, the loss from a Southeast hurricane will fall below $0.4 billion.
We have developed our PML estimates using multiple commercially available catastrophe vendor models, including AIR and RMS. We weight the use of these vendor models based upon our own judgment and experience, and include in our estimates non-modeled perils and other factors which we believe provide us with a more complete view of catastrophe risk.
A supplementary disclosure entitled “Overview of AXIS Natural Peril Catastrophe Risk Measurement and Management” dated August 3, 2011 is available in the Investor Information section of our website. This disclosure provides an overview of our PML methodology, including our approach to zonal aggregation, as well as information about zonal definitions commonly used by other external parties.
Our PML estimates are based on assumptions that are inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses to differ materially from those expressed above. We aim to reduce the potential for model error in a number of ways, foremost by ensuring that management’s judgment supplements the model outputs. We also perform ongoing model validation both within our business units and through our catastrophe model validation unit. These validation procedures include sensitivity testing of models to understand their key variables and, where possible, back testing the model outputs to actual results.
Our estimated net losses from peak zone catastrophes may change from period to period as a result of several factors, which include but are not limited to, updates to vendor catastrophe models, changes in our own modeling, changes in our underwriting portfolios, changes to our reinsurance purchasing strategy and changes in foreign exchange rates.

AXIS Capital Holdings Limited
EARNINGS PER COMMON SHARE INFORMATION - AS REPORTED, GAAP

	Quarter ended March 31,
	2019	2018

Net income available to common shareholders	$98,125	$62,546

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Weighted average common shares outstanding	83,725	83,322
Dilutive share equivalents:
Share-based compensation plans	547	399
Weighted average diluted common shares outstanding	84,272	83,721

EARNINGS PER COMMON SHARE
Earnings per common share	$1.17	$0.75
Earnings per diluted common share	$1.16	$0.75

AXIS Capital Holdings Limited
EARNINGS PER COMMON SHARE INFORMATION AND COMMON SHARES ROLLFOWARD - QUARTERLY

	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q1 2017

Net income (loss) available (attributable) to common shareholders	$98,125	$(198,448)	$43,439	$92,858	$62,546	$5,014

COMMON SHARES OUTSTANDING
Common shares - at beginning of period	83,586	83,557	83,556	83,518	83,161	86,441
Shares issued and treasury share reissued	505	53	1	64	506	958
Shares repurchased for treasury	(157)	(24)	—	(26)	(149)	(2,229)
Common shares - at end of period	83,934	83,586	83,557	83,556	83,518	85,170

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Weighted average common shares outstanding	83,725	83,582	83,558	83,539	83,322	86,022
Dilutive share equivalents:
Share-based compensation plans [a]	547	—	549	445	399	771
Weighted average diluted common shares outstanding	84,272	83,582	84,107	83,984	83,721	86,793

EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) per common share	$1.17	($2.37)	$0.52	$1.11	$0.75	$0.06
Earnings (loss) per diluted common share	$1.16	($2.37)	$0.52	$1.11	$0.75	$0.06

[a] Due to the net loss incurred in the three months ended December 31, 2018, all the share equivalents were anti-dilutive.

AXIS Capital Holdings Limited
BOOK VALUE PER DILUTED COMMON SHARE ANALYSIS - TREASURY STOCK METHOD [a]

	At March 31, 2019

	Common Shareholders’ Equity	Common Shares Outstanding net of Treasury Shares	Per share

Closing stock price			$54.78

Book value per common share	$4,525,156	83,934	$53.91

Dilutive securities: [b]
Restricted stock units		1,698	(1.07)
Book value per diluted common share	$4,525,156	85,632	$52.84

	At December 31, 2018

	Common Shareholders’ Equity	Common Shares Outstanding net of Treasury Shares	Per share

Closing stock price			$51.64

Book value per common share	$4,255,071	83,586	$50.91

Dilutive securities: [b]
Restricted stock units		1,643	(0.98)
Book value per diluted common share	$4,255,071	85,229	$49.93

[a]	Under this method, unvested restricted stock units are included to determine the diluted common shares outstanding.

[b]	Excludes cash-settled restricted stock units.

AXIS Capital Holdings Limited
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY

	Quarter ended March 31,
	2019	2018
Net income available to common shareholders	$98,125	$62,546
Net investment (gains) losses [a]	(12,767)	14,830
Foreign exchange losses [b]	7,056	37,860
Transaction and reorganization expenses [c]	14,820	13,054
Interest in (income) of equity method investments [d]	(2,219)	—
Income tax expense (benefit)	(405)	(5,653)
Operating income	$104,610	$122,637

Earnings per diluted common share	$1.16	$0.75
Net investment (gains) losses	(0.15)	0.18
Foreign exchange losses	0.08	0.45
Transaction and reorganization expenses	0.18	0.16
Interest in (income) of equity method investments	(0.03)	—
Income tax expense (benefit)	—	(0.08)
Operating income per diluted common share	$1.24	$1.46

Weighted average diluted common shares outstanding	84,272	83,721

Average common shareholders' equity	$4,390,114	$4,527,830

Annualized ROACE	8.9%	5.5%

Annualized operating ROACE	9.5%	10.8%

[a]
Tax cost (benefit) of $2,835 and $1,143 for the three months ended March 31, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the ability to utilize capital losses.

[b]
Tax cost (benefit) of ($582) and ($4,325) for the three months ended March 31, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the tax status of specific foreign exchange transactions.

[c]	Tax cost (benefit) of ($2,658) and ($2,471) for the three months ended March 31, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.

[d]	Tax cost (benefit) of $nil for the three months ended March 31, 2019. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.

AXIS Capital Holdings Limited
EX-PGAAP OPERATING INCOME AND EX-PGAAP OPERATING RETURN ON AVERAGE COMMON EQUITY

	Quarter ended March 31,
	2019	2018
Net income available to common shareholders	$98,125	$62,546
Net investment (gains) losses [a]	(12,767)	14,830
Foreign exchange losses [a]	7,056	37,860
Transaction and reorganization expenses [a]	14,820	13,054
Interest in (income) of equity method investments [a]	(2,219)	—
Income tax expense (benefit)	(405)	(5,653)
Operating income	$104,610	$122,637
Amortization of VOBA and intangible assets [b]	16,002	59,892
Amortization of acquisition cost [c]	(6,267)	(40,450)
Income tax expense (benefit)	(1,849)	(3,693)
Ex-PGAAP operating income [d]	$112,496	$138,386

Earnings per diluted common share	$1.16	$0.75
Net investment (gains) losses	(0.15)	0.18
Foreign exchange losses	0.08	0.45
Transaction and reorganization expenses	0.18	0.16
Interest in (income) of equity method investments	(0.03)	—
Income tax expense (benefit)	—	(0.08)
Operating income per diluted common share	$1.24	$1.46
Amortization of VOBA and intangible assets	0.19	0.72
Amortization of acquisition cost	(0.07)	(0.48)
Income tax expense (benefit)	(0.02)	(0.05)
Ex-PGAAP operating income per diluted common share [d]	$1.33	$1.65

Weighted average diluted common shares outstanding	84,272	83,721

Average common shareholders' equity	4,390,114	4,527,830

Annualized ROACE	8.9%	5.5%

Annualized operating ROACE	9.5%	10.8%

Annualized ex-PGAAP operating ROACE [d]	10.2%	12.2%

[a]	Tax cost (benefit) shown on previous page.

[b]	Tax cost (benefit) of $(3,040) and $(11,379) for the three months ended March 31, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.

[c]	Tax cost (benefit) of $1,191 and $7,686 for the three months ended March 31, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.

[d]
Ex-PGAAP operating income (loss), ex-PGAAP operating income (loss) per diluted common share and ex-PGAAP operating ROACE are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders, earnings (loss) per diluted common share and annualized ROACE, respectively are provided in the table above, and a discussion of the rationale for the presentation of these items is provided later in this document.

AXIS Capital Holdings Limited
VALUE OF BUSINESS ACQUIRED

Acquisition of Novae Group plc ("Novae")

On October 2, 2017 (the "closing date" or the "acquisition date"), AXIS Specialty UK Holdings Limited, a wholly owned subsidiary of the Company, acquired all of the issued and to be issued share capital of Novae for an aggregate purchase price of $617 million. The results of Novae are included in the results of the Company's insurance and reinsurance segments from that date. The acquisition of Novae was undertaken to accelerate the growth strategy of the Company's international insurance business, and to significantly scale up its capabilities to enable the Company to even better serve its clients and brokers.

At the acquisition date, the Company identified Value of Business Acquired ("VOBA") which represents the present value of the expected underwriting profit within policies that were in-force at the closing date of the transaction, of $257 million, pre-tax.

Amortization of Value of Business Acquired ("VOBA")

VOBA is amortized over its economic useful life and the expense is included in amortization of VOBA in the consolidated statement of operations. The amortization of VOBA affects the Company’s operating income, a non-GAAP financial measure but this expense is not included in the results of the Company's insurance and reinsurance segments.

The estimated amortization expense for VOBA with a finite life is as follows:

VOBA Amortization expense
Q4 2017	$50,104
2018	171,124
2019	26,722
2020	5,139
2021	3,853
2022	—
2023 and thereafter	—
VOBA	256,942
Associated tax impact	(48,992)
VOBA, net of tax [a]	$207,950

[a]
VOBA, net of tax is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to VOBA, the most comparable GAAP financial measure, is provided in the table above and a discussion of the rationale for the presentation of this item is provided later in this document.

The purchase price was allocated to the assets acquired and liabilities assumed of Novae based on estimated fair values at the closing date. This resulted in the write-off of the deferred acquisition cost asset on Novae's balance at the acquisition date as the value of policies in-force on that date are considered within VOBA. Consequently, the expense associated with VOBA is estimated to include all acquisition costs previously paid as well as future profits associated with the policies in-force at acquisition.

AXIS Capital Holdings Limited
TANGIBLE BOOK VALUE PER DILUTED COMMON SHARE

TANGIBLE BOOK VALUE PER DILUTED COMMON SHARE - TREASURY STOCK METHOD [a]
	March 31,	December 31,	September 30,	June 30,	March 31,	March 31,
	2019	2018	2018	2018	2018	2017
Common shareholders' equity	$4,525,156	$4,255,071	$4,497,272	$4,478,005	$4,489,395	$5,104,291
Less: goodwill	(102,003)	(102,003)	(102,003)	(102,003)	(102,004)	(47,148)
Less: intangible assets	(238,763)	(241,568)	(247,927)	(250,541)	(253,808)	(37,465)
Associated tax impact	43,522	43,814	46,196	45,123	45,524	13,388
Tangible common shareholders' equity	$4,227,912	$3,955,314	$4,193,538	$4,170,584	$4,179,107	$5,033,066

Diluted common shares outstanding, net of treasury shares	85,632	85,229	85,335	85,346	85,392	86,670

Book value per diluted common share	$52.84	$49.93	$52.70	$52.47	$52.57	$58.89

Tangible book value per diluted common share	$49.37	$46.41	$49.14	$48.87	$48.94	$58.07

[a]	Under this method, unvested restricted stock units are added to determine the diluted common shares outstanding. Cash-settled restricted stock units are excluded.

AXIS Capital Holdings Limited
USE OF NON-GAAP FINANCIAL MEASURES

We present our results of operations in the way we believe will be most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this document, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), operating income (loss) (in total and on a per share basis), annualized operating ROACE, tangible book value per diluted common share, ex-PGAAP operating income (loss) (in total and on a per share basis) and annualized ex-PGAAP operating ROACE, which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, better explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our individual underwriting operations. While this measure is presented in the Segment Information note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our individual underwriting operations, these costs are excluded from underwriting-related general and administrative expenses and, therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the 'Consolidated Statements of Operations - Quarterly' section of this document.

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (losses) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As such, we believe it appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange (losses) gains in our consolidated statement of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange (losses) gains on our investment portfolio generally offset a large portion of the foreign exchange (losses) gains arising from our underwriting portfolio. As a result, we believe that foreign exchange (losses) gains are not a meaningful contributor to our underwriting performance, therefore, foreign exchange (losses) gains are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our senior notes. As these expenses are not incremental and/or directly attributable to our individual underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss).

Transaction and reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

Amortization of intangible assets including VOBA arose from business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

We believe that presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations, by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to income (loss) before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP financial measure, is included in the 'Consolidated Statements of Operations - Quarterly'' section of this document.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of after-tax net investment gains (losses), foreign exchange (losses) gains, transaction and reorganization expenses, and interest in income (loss) of equity method investments.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange (losses) gains in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. However, this movement is only one element of the overall impact of foreign exchange rate fluctuations on our financial position. In addition, we recognize unrealized foreign exchange (losses) gains on our available-for-sale investments in other comprehensive income (loss) and foreign exchange (losses) gains realized upon the sale of these investments in net investment gains (losses). These unrealized and realized foreign exchange (losses) gains generally offset a large portion of the foreign exchange losses (gains) reported separately in net income (loss) available (attributable) to common shareholders, thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As a result, the foreign exchange (losses) gains in our consolidated statement of operations in isolation are not a fair representation of the performance of our business.

Transaction and reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from operating income (loss).

Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, this income (loss) is excluded from operating income (loss).

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange (losses) gains, transaction and reorganization expenses and interest in income (loss) of equity method investments to understand the profitability of recurring sources of income.

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange (losses) gains, transaction and reorganization expenses, and interest in income (loss) of equity method investments reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Operating Income' section in this document.

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings per diluted common share and annualized ROACE, respectively, in the 'Operating Income' section of this document.

Tangible Book Value per Diluted Common Share
Tangible book value represents common shareholders' equity exclusive of goodwill and intangible assets, net of tax. We also present tangible book value per diluted common share calculated under the treasury stock method. A reconciliation of tangible book value per diluted common share to book value per diluted common share, the most comparable GAAP financial measure, is included in the 'Tangible Book Value per Diluted Common Share' section of this document.

Tangible book value per diluted common share excludes the impacts of certain purchase accounting adjustments. We believe that this measure, in combination with book value per diluted common share, is useful in assessing value generated for our common shareholders.

Ex-PGAAP Operating Income (Loss)
Ex-PGAAP operating income (loss) represents operating income (loss) exclusive of amortization of VOBA and intangible assets, net of tax and amortization of acquisition costs, net of tax both associated with Novae's balance sheet at October 2, 2017 (the "closing date" or "acquisition date"). The reconciliation of ex-PGAAP operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure is provided in the 'Non-GAAP Financial Measures Reconciliation' section of this document.

We also present ex-PGAAP operating income (loss) per diluted common share and annualized ex-PGAAP operating ROACE, which are derived from the ex-PGAAP operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings per diluted common share and annualized ROACE, respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this document.

We believe the presentation of ex-PGAAP operating income (loss), ex-PGAAP operating income (loss) per diluted common share and annualized ex-PGAAP operating ROACE enables investors and other users of our financial information to better analyze the performance of our business.